AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2001
                                             REGISTRATION NO. 333-
            ----------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
            ----------------------------------------------------


                                  FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            ----------------------------------------------------


                             ALBERTSON'S, INC.
           (Exact Name of Registrant as Specified in Its Charter)

            ----------------------------------------------------



            DELAWARE                                 82-0184434
 (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
  Incorporation or Organization)

     250 PARKCENTER BOULEVARD                  THOMAS R. SALDIN, ESQ.
            P.O. BOX 20                       EXECUTIVE VICE PRESIDENT
        BOISE, IDAHO 83726                      AND GENERAL COUNSEL
          (208) 395-6200                         ALBERTSON'S, INC.
 (Address, Including Zip Code,                250 PARKCENTER BOULEVARD
 and Telephone Number, Including                    P.O. BOX 20
   Area Code, of Registrant's                    BOISE, IDAHO 83726
  Principal Executive Offices)                     (208) 395-6200
                                           (Name, Address, Including Zip Code,
                                             and Telephone Number, Including
                                             Area Code, of Agent for Service)

                                  Copy to:
                         THEODORE J. KOZLOFF, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                          FOUR EMBARCADERO CENTER
                                 SUITE 3800
                      SAN FRANCISCO, CALIFORNIA 94111
                               (415) 984-6400

            ----------------------------------------------------


           Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

            ----------------------------------------------------

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                           CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                            Proposed               Proposed
                                          Amount             Maximum                Maximum              Amount Of
                                          To Be          Aggregate Price           Aggregate           Registration
Title Of Shares To Be Registered      Registered (1)       Per Unit (2)        Offering Price (2)            Fee
------------------------------------------------------------------------------------------------------------------------
Debt Securities ..................... $3,000,000,000          100%              $3,000,000,000           $750,000
------------------------------------------------------------------------------------------------------------------------

(1) Or, in the case of Debt Securities issued at an original issue discount, such greater principal amount as will result in an aggregate offering price of the amount set forth above.

(2) Exclusive of accrued interest, if any. These figures are estimates made solely for the purpose of computing the registration fee pursuant to Rule 457.


           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

               SUBJECT TO COMPLETION. DATED FEBRUARY 5, 2001

PROSPECTUS




                               $3,000,000,000

                             ALBERTSON'S, INC.

                              DEBT SECURITIES

-------------------------------------------------------------------------------


     Albertson's, Inc. may sell Debt Securities to the public, from time to time, in one or more offerings.

     The total offering price of these securities, in the aggregate, will not exceed $3.0 billion. Albertson's will provide the specific terms of any securities it offers for sale in one or more supplements to this prospectus. You should read this prospectus and the relevant prospectus supplement carefully before you decide to invest in any of these securities.

-------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.





              The date of this prospectus is February , 2001.





                             TABLE OF CONTENTS



                                                                          Page

ABOUT THIS PROSPECTUS........................................................3

WHERE YOU CAN FIND MORE INFORMATION..........................................3

INCORPORATION BY REFERENCE...................................................3

FORWARD-LOOKING STATEMENTS...................................................4

ALBERTSON'S, INC.............................................................5

USE OF PROCEEDS..............................................................5

RATIO OF EARNINGS TO FIXED CHARGES...........................................5

DESCRIPTION OF DEBT SECURITIES...............................................6

PLAN OF DISTRIBUTION........................................................17

LEGAL OPINIONS..............................................................18

EXPERTS.....................................................................18


                                     2


                           ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Albertson's has filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, Albertson's may sell the securities described in this prospectus, from time to time, in one or more offerings up to a total dollar amount of $3,000,000,000.

     This prospectus provides you with only a general description of the securities that Albertson's may offer. Each time Albertson's sells securities described in this prospectus, Albertson's will provide a prospectus supplement that will contain specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                    WHERE YOU CAN FIND MORE INFORMATION

     Albertson's files reports, proxy statements, and other information with the SEC. SEC filings made by Albertson's are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document Albertson's files with the SEC at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C.; Seven World Trade Center, 13th Floor, New York, New York; and Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois. Please telephone the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copying charges. The common stock of Albertson's is listed and traded on the New York Stock Exchange, Inc. and the Pacific Exchange, Incorporated under the trading symbol "ABS". You may also inspect the reports, proxy statements and other information filed by Albertson's with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York and at the offices of the Pacific Exchange, 115 Sansome Street, 2nd Floor, San Francisco, California.

     As described above, this prospectus is part of a registration statement filed by Albertson's with the SEC. You can obtain the full registration statement from the SEC as indicated above or from Albertson's.

                         INCORPORATION BY REFERENCE

     The SEC allows Albertson's to "incorporate by reference" the information it files with the SEC. This permits Albertson's to disclose important information to you by referring you to these filed documents. Any information referenced this way is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus will be deemed to update and supersede this information automatically, as described in more detail below.

     Albertson's incorporates by reference the following documents previously filed by it with the SEC:

            o Annual Report on Form 10-K (as amended on Form 10-K/A) for the year ended February 3, 2000, and

            o Quarterly Reports on Form 10-Q for the 39 weeks ended November 2, 2000, the 26 weeks ended August 3, 2000 and the 13 weeks ended May 4, 2000.

     In addition to the documents listed above, Albertson's incorporates by reference any future filings made by it with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information "furnished" pursuant to Item 9 of Form 8-K) until Albertson's files a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.


                                     3


     Albertson's will provide without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits that are specifically incorporated by reference in such documents. Requests should be directed to Corporate Secretary, Albertson's, Inc., 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726, telephone (208) 395-6200.

                         --------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. Albertson's has not authorized any other person to provide you with different information. If anyone does provide you with different or inconsistent information, you should not rely on it. Albertson's will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. The business, financial condition, results of operations and prospects of Albertson's may have changed since that date.

                         FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference herein, and the accompanying prospectus supplement may contain forward-looking statements, including those identified by the words "believes," "anticipates," "expects" and similar expressions. Albertson's has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:


   o    changes in the general economy,


   o    changes in consumer spending,


   o    changes in competitive factors,


   o    changes in the rate of inflation,


   o    changes in state or federal legislation or regulation,


   o adverse determinations with respect to litigation or other claims (including environmental matters),


   o    labor negotiations, and


   o Albertson's ability to integrate the operations of acquired or merged companies.

     In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, the accompanying prospectus supplement or the incorporated documents might not occur. Albertson's has no intention or obligation of updating or revising publicly these forward-looking statements, whether as a result of new information, future events or otherwise.


                                    4


                             ALBERTSON'S, INC.

     Albertson's, Inc. is incorporated under the laws of the State of Delaware and is the successor to a business founded by J.A. Albertson in 1939. Albertson's is one of the largest retail food-drug companies in the United States. Its stores operate primarily under the names of Albertson's, Acme Markets, Jewel Food Stores, Seessel's, Super Saver, Max, Osco Drug and Sav-on.

     As of November 2, 2000, Albertson's operated 2,507 stores in 36 Northeastern, Western, Midwestern and Southern states. These stores consisted of 1,355 combination food-drug stores (including 121 fuel centers located near these stores), 805 stand-alone drug stores, 318 conventional supermarkets, 28 warehouse stores and one e-commerce retail site. Retail operations are supported by 19 major Albertson's distribution centers that provide product exclusively to Albertson's retail stores.

     Albertson's mission is to be "The Best Store in Your Neighborhood" by creating value through superior service and quality products. Albertson's strives to maintain a strong cash flow and balance sheet to enable it to grow and to maintain financial flexibility.

     The principal executive offices of Albertson's are located at 250 Parkcenter Boulevard, Boise, Idaho, and its telephone number at that location is (208) 395-6200.

                              USE OF PROCEEDS

     Unless otherwise indicated in the accompanying prospectus supplement, Albertson's intends to use the net proceeds of any securities sold pursuant to this prospectus for general corporate purposes, including retirement of debt, potential purchases of shares of its outstanding common stock, working capital, possible acquisitions and other business opportunities.

                     RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated. Earnings consist of earnings from continuing operations before income taxes and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.



                             52        52        52         52         53        39        39
                            Weeks     Weeks     Weeks      Weeks      Weeks     Weeks     Weeks
                            Ended     Ended     Ended      Ended      Ended     Ended     Ended
                           Feb. 1,   Jan. 30,  Jan. 29,   Jan. 28,    Feb. 3,  Oct. 28,   Nov. 2,
                            1996       1997     1998       1999       2000      1999      2000
                           --------  --------  --------  ---------  ---------  --------   -------

Ratio of Earnings to
 Fixed Charges..........    4.55X     4.22X     3.77X      3.56X      2.55X     2.08X      3.10X



                                     5


                       DESCRIPTION OF DEBT SECURITIES

     This prospectus relates to Debt Securities, including debentures, notes and/or other unsecured evidences of indebtedness, which Albertson's may issue under an indenture dated as of May 1, 1992 between Albertson's and U.S. Bank Trust National Association, as trustee. Selected portions of the indenture are summarized below. THE SUMMARY IS NOT COMPLETE. Section and article references in the summary below are references to sections and articles in the indenture. Terms used in the summary have the meanings specified in this prospectus or the indenture. You can find the definitions of some of the terms used in the summary under the heading "Certain Covenants of Albertson's -- Certain Definitions Applicable to Covenants" below.

     When Albertson's offers Debt Securities pursuant to this prospectus, it will be accompanied by a prospectus supplement which will describe the particular terms and provisions of the Debt Securities being offered and the extent to which the general provisions of the indenture summarized below may apply to the Debt Securities.

     The indenture has been incorporated as an exhibit to the registration statement that includes this prospectus and you should read the indenture for provisions that are important to you. THE INDENTURE ITSELF, NOT THIS SUMMARY OR THE DESCRIPTION IN THE PROSPECTUS SUPPLEMENT, DEFINES YOUR RIGHTS AS A HOLDER OF DEBT SECURITIES.

GENERAL

     The Debt Securities will be senior unsecured general obligations of Albertson's that will rank on a parity with other senior unsecured indebtedness of Albertson's from time to time outstanding. The Debt Securities offered by this prospectus will be limited to $3,000,000,000 aggregate principal amount (based on the aggregate initial offering price of such Debt Securities (although the indenture does not limit the aggregate principal amount that may be issued under the indenture)). The Debt Securities may be issued from time to time in separate series up to the aggregate amount from time to time authorized by Albertson's for such series.

     Each prospectus supplement will describe the following terms relating to a series of Debt Securities:

           o       the title,

           o any limit on the aggregate principal amount that may be issued in that series,

           o the person to whom any interest on such series of Debt Securities will be payable, if other than the person in whose name the Debt Security is registered on the regular record date,

           o whether or not such series of Debt Securities will be issued in permanent global form, and if so, the terms and conditions, if any, upon which interests in such Global Securities may be exchanged, in whole or in part, for the individual Debt Securities represented by such Global Securities,

           o       the maturity date(s) of the Debt Securities,

           o the rate or rate(s) at which such series of Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date(s) from which any interest will accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s),

           o the place(s) where the principal and any premium or interest payments will be payable,


                                     6


           o the period or periods within which, the price(s) at which, and the terms or conditions upon which such series of Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed or purchased at Albertson's option,

           o the obligation, if any, of Albertson's, to redeem or repurchase such series of Debt Securities, and the price(s) at which and terms and conditions upon which such series of Debt Securities will be redeemed or repurchased,

           o       the denominations in which such series of Debt
                   Securities will be issued, if other than denominations of $1,000 and any integral multiple of $1,000,

           o any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on such series of Debt Securities, and

           o any other terms not inconsistent with the provisions of the indenture.

STRUCTURAL SUBORDINATION

     The rights of Albertson's as the sole stockholder of American Stores Company to its assets, income and cash flow are subject to the prior claims of creditors of American Stores Company, which include holders of long-term debt and trade creditors of American Stores Company. Accordingly, the claims of holders of the Debt Securities as creditors of Albertson's will be effectively subordinated to the claims of creditors of American Stores Company and the other subsidiaries of Albertson's.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities will be payable, and the exchange of and the transfer of Debt Securities will be registerable, at any office or agency maintained for such purpose. (Sections 305 and 1002) Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be issued in denominations of $1,000 and integral multiples of $1,000. (Section 302) No service charge will be made for any registration of transfer or exchange of Debt Securities, but Albertson's may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

     All moneys paid by Albertson's to a paying agent for the payment of principal, premium, if any, or interest, if any, on any Debt Security that remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to Albertson's, and thereafter the holder of such Debt Security may look only to Albertson's for payment of such moneys. (Section 1003)

     In the event of any redemption of a series of Debt Securities, Albertson's will not be required to:


           o issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of that series and ending at the close of business on the day of such mailing, or


           o register the transfer of or exchange of any Debt Security, or portion of such security, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305)


                                     7


BOOK-ENTRY SYSTEM

     The provisions set forth in this section headed "Book-Entry System" will apply to a series of Debt Securities only if the prospectus supplement relating to such series so indicates.

     The Debt Securities of such series will be represented by one or more Global Securities registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement relating to such series. The depositary will maintain such series of Debt Securities in denominations of $1,000 and larger integral multiples of $1,000 through its book-entry facilities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, no Global Security may be transferred except as a whole, and then only to the depositary or another nominee of the depositary.

     Ownership of beneficial interests in such series of Debt Securities will be limited to persons that have accounts with the depositary (referred to as "Participants") or persons that may hold interests through Participants. Upon the issuance of a Global Security, the depositary will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective principal amounts of the Debt Securities beneficially owned by such Participants. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to Participants' interests) and such Participants (with respect to the owners of beneficial interests in such Global Security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability of such persons to own, pledge or transfer beneficial interests in a Global Security.

     So long as the depositary, or its nominee, is the registered holder and owner of a Global Security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of the related Debt Securities for all purposes of such Debt Securities and for all purposes under the indenture. Except as set forth below or as otherwise provided in the applicable prospectus supplement, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered to be the owners or holders of any Debt Securities under the indenture or such Global Security. (Section
305)

     Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder of Debt Securities under the indenture or such Global Security. Albertson's understands that under existing industry practice, if Albertson's requests any action of holders of Debt Securities or if an owner of a beneficial interest in a Global Security desires to take any action that the depositary, as the holder of such Global Security, is entitled to take, the depositary would authorize the Participants to take action, and the Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and premium, if any, and interest, if any, on Debt Securities represented by a Global Security will be made to the depositary or its nominee, as the case may be, as the registered owner and holder of such Global Security.

     Albertson's expects that the depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the depositary. Albertson's expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices,


                                     8


as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

     Neither Albertson's nor the trustee nor any agent of Albertson's or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its Participants or the relationship between such Participants and the owners of beneficial interests in such Global Security owning through such Participants.

     Unless otherwise provided in the applicable prospectus supplement, Debt Securities represented by a Global Security will be exchangeable for Debt Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple of $1,000 if:


          o the depositary notifies Albertson's that it is unwilling or unable to continue as depositary for such Global Security,


          o the depositary ceases at any time to be a clearing agency registered under the Securities Exchange Act of 1934,


          o Albertson's in its discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the trustee of such determination, or


          o an Event of Default has occurred and is continuing with respect to the Debt Securities. (Section 305)

Any Debt Security that is exchangeable pursuant to the preceding sentence is exchangeable for Debt Securities issuable in authorized denominations and registered in such names as the depositary will direct.

CERTAIN COVENANTS OF ALBERTSON'S

     Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the business or operations of Albertson's, the pledging of assets of Albertson's or the incurrence of indebtedness by Albertson's. The covenants contained in the indenture which are summarized below will be applicable (unless waived or amended) to the series of Debt Securities to which such prospectus supplement relates, but only to the extent indicated in the applicable prospectus supplement, and only so long as any of the Debt Securities of such series are outstanding. The covenants contained in the indenture and any series of Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving Albertson's that may adversely affect holders.

LIMITATIONS ON LIENS

     If all of the following conditions are satisfied:


          o Albertson's or any Subsidiary directly or indirectly, creates, incurs, issues, assumes, guarantees or otherwise becomes liable for or suffers to exist any indebtedness for money borrowed or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed ("Debt"),


          o such Debt is secured by a lien on any Principal Property of Albertson's or of any Subsidiary or a lien on any shares of capital stock or Debt of any Subsidiary (which Debt of a Subsidiary is then held by Albertson's or any Subsidiary), and


                                     9


          o the aggregate amount of all such secured Debt, together with all Attributable Debt of Albertson's and its Subsidiaries with respect to Sale and Leaseback Transactions involving Principal Properties (with the exception of such transactions that are excluded as described in "Limitations on Sale and Leaseback Transactions" below), exceeds 10% of Consolidated Net Tangible Assets, then Albertson's will secure or cause such Subsidiary to secure the Debt Securities of any series entitled to the benefit of such covenant equally and ratably with such secured Debt, but only for so long as such secured Debt is secured as described above.

     The above restriction does not apply to Debt secured by the liens described below, and, in computing the amount of secured Debt, Debt secured by the liens described below will not be considered secured Debt:

          (1) liens on property of, or on any shares of capital stock of or on Debt of, any corporation existing at the date of the indenture or at the time such corporation becomes a Subsidiary,

          (2) liens in favor of Albertson's or any Wholly-Owned Subsidiary of Albertson's,

          (3) liens in favor of governmental bodies to secure progress, advance or various other payments,

          (4) (a) if made in the ordinary course of business, liens as security for the performance of contracts other than in connection with the borrowing of money, deferred purchase price of property or services, an advance of moneys or the securing of Debt,

              (b) liens with governmental agencies required or permitted to qualify Albertson's or any Subsidiary to conduct business, maintain self-insurance or obtain various other benefits,

              (c) mechanics' liens, landlord liens or statutory liens securing obligations incurred in the ordinary course of business not overdue or being contested in good faith by appropriate proceedings and not incurred directly or indirectly in connection with the borrowing of money, the deferred purchase price of property or services or an advance of moneys, or

              (d) easements, exceptions, reservations or similar encumbrances on real property that do not materially interfere with the operation of such property or impair the value of such property for the purposes for which such property is or may reasonably be expected to be used by Albertson's or its Subsidiaries,

          (5) liens for taxes, assessments or governmental charges or levies not yet due and payable or payable without penalty or being contested in good faith by appropriate proceedings,

          (6) liens created by or resulting from any litigation or legal proceeding that is being contested in good faith by appropriate proceedings, liens arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired, or liens arising out of individual final judgments or awards in amounts of less than $100,000, provided that the aggregate amount of all such individual final judgments or awards will not at any one time exceed $1,000,000,

          (7) liens on property, shares of stock or Debt existing at the time of acquisition of such property, shares of stock or Debt (including acquisition through merger or consolidation), and purchase money and construction liens that are entered into within 360 days after the latest to occur of the acquisition, completion of construction or the commencement of full operation of such property,

          (8) liens securing industrial revenue or pollution control bonds,


                                    10


          (9) liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation, and

          (10) any extension, renewal or refunding of any lien referred to in clauses (1) through (9), inclusive, above to the extent the amount of Debt secured by such lien is not increased from the amount originally so secured. (Section 1008)

LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     Neither Albertson's nor any Subsidiary may enter into any Sale and Leaseback Transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of Albertson's and its Subsidiaries with respect to all such transactions plus all secured Debt (with the exception of secured Debt which is excluded as described in "Limitations on Liens" above) would not exceed 10% of Consolidated Net Tangible Assets, or unless

          (1) the lease is for a period, including renewal rights, not in excess of three years,

          (2) the sale or transfer of the Principal Property is made within 180 days after the latest to occur of the acquisition, construction or the commencement of full operation of such property,

          (3) the lease secures or relates to industrial revenue or pollution control bonds,

          (4) the transaction is between Albertson's and a Wholly-Owned Subsidiary of Albertson's or between Wholly-Owned Subsidiaries of Albertson's,

          (5) the lease payment obligation is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation, or

          (6) Albertson's or such Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of Albertson's (other than Funded Debt subordinate to the Debt Securities) or of any Subsidiary (other than through payment at maturity or a mandatory sinking fund or other mandatory prepayment) or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of

              (a) the net proceeds from the sale of the Principal Property leased, and

              (b) the fair market value of the Principal Property leased. (Section 1009)

In addition, Sale and Leaseback Transactions that meet any of the above tests will not be counted when computing the amount of Attributable Debt for purposes of the foregoing restriction.

CERTAIN DEFINITIONS APPLICABLE TO COVENANTS

     Certain terms defined in the indenture and applicable to the covenants are summarized below:

     "Attributable Debt" means, as to any particular lease under which Albertson's or any Subsidiary is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum equal to the weighted average interest rate per annum borne by the Debt Securities of each series outstanding pursuant to the indenture compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of the rent payable by the lessee with respect


                                    11


to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Capital Lease Obligations" means any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of Albertson's or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Consolidated Net Tangible Assets" means the net book value of all assets of Albertson's and its consolidated Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets, less all liabilities of Albertson's and its consolidated Subsidiaries (except Funded Debt, minority interests in consolidated Subsidiaries, deferred taxes and general contingency reserves of Albertson's and its consolidated Subsidiaries), which in each case would be included on a consolidated balance sheet of Albertson's and its consolidated Subsidiaries as of the date of determination, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Funded Debt" means:

          (1) all indebtedness of Albertson's and its Subsidiaries for money borrowed, or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed, maturing on, or renewable or extendible at the option of the obligor to, a date more than one year from the date of the determination thereof (but not including indebtedness under any revolving credit arrangement with banks except for any indebtedness converted pursuant to any such arrangement into a term loan which meets the requirements of this clause (1)),

          (2) Capital Lease Obligations payable on a date more than one year from the date of the determination thereof,

          (3) guarantees, direct or indirect, and other contingent obligations of Albertson's and its Subsidiaries in respect of, or to purchase or otherwise acquire or be responsible or liable for (through the investment of funds or otherwise), any obligations of the type described in clause (1) or (2) above of others (but not including contingent liabilities on customers' receivables sold with recourse), and

          (4) amendments, renewals, extensions and refundings of any obligations of the type described in clause (1), (2) or (3) above.

     "Lien" means any mortgage, pledge, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing).

     "Nonrecourse Obligation" means indebtedness or lease payment obligations substantially related to:

          (1) the acquisition of assets not previously owned by Albertson's or any Subsidiary, or

          (2) the financing of a project involving the development or expansion of properties of Albertson's or any Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to Albertson's or any Subsidiary or any assets of Albertson's or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).


                                    12


     "Principal Property" means:

          (1) any real property of Albertson's or any Subsidiary (including, without limitation, leasehold interests) together with the improvements thereon and the equipment, if any, constituting a part of the facility located thereon (including, without limitation, any warehouse, service center, shopping center or distribution center, wherever located) and

          (2) other equipment of Albertson's or any Subsidiary,

in each case which has a book value on the date as of which the determination is being made of more than 1% of Consolidated Net Tangible Assets as most recently determined prior to such date.

However, for purposes of clause (1) above, separate parcels of real property which are operated generally as part of a single facility (such as a single warehouse, service center, shopping center or distribution center) will be deemed to be a single property, and for purposes of clause (2) above, separate items of equipment that are secured by Liens will be deemed to be a single property to the extent they are secured by such Liens pursuant to the same financing transaction or a series of related financing transactions.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Albertson's or by one or more other Subsidiaries, or by Albertson's and one or more other Subsidiaries. For the purpose of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

EVENTS OF DEFAULT

     Any one of the following events will constitute an Event of Default under the indenture with respect to Debt Securities of any series (unless such event is specifically inapplicable to a particular series as described in the prospectus supplement relating thereto):

          (1) failure to pay any interest on any Debt Security of that series when due, if such failure continues for 30 days,

          (2) failure to pay principal of or any premium on any Debt Security of that series when due,

          (3) failure to deposit any sinking fund payment, when due, relating to any Debt Security of that series,

          (4) failure to perform any other covenant of Albertson's in the indenture (other than a covenant included in the indenture solely for the benefit of a series of Debt Securities other than that series), if such failure continues for 60 days after written notice as provided in the indenture,

          (5) default under indebtedness for money borrowed of Albertson's or any Significant Subsidiary having an aggregate outstanding principal amount of at least $25,000,000 or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such indebtedness of Albertson's or any Significant Subsidiary, which default either

              (a) will constitute a failure to make a principal payment of at least $25,000,000 when due and payable after the expiration of any applicable grace period with respect thereto, or

              (b) will have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in either case, such indebtedness having


                                    13


        been discharged or such default rescinded or annulled within 10 days after notice to Albertson's by the trustee or to Albertson's and the trustee by the holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of that series specifying such default and requiring Albertson's or such Significant Subsidiary to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled,

          (6) various events of bankruptcy, insolvency or reorganization involving Albertson's or a Significant Subsidiary, and

          (7) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

     No Event of Default described above with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default will occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders will have offered to the trustee reasonable security or indemnity. (Sections 601 and 603) Subject to various provisions, including those requiring security and indemnification of the trustee, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. (Section 512)

     Albertson's is required to deliver annually to the trustee a statement by certain of its officers as to whether or not Albertson's, to their knowledge, is in default in the performance and observance of any obligations of Albertson's under the indenture and, if so, specifying all such known defaults. (Section 1004)

     If an Event of Default will occur and be continuing with respect to Debt Securities of any series, either the trustee or the holders of at least 25% in aggregate principal amount of all Outstanding Debt Securities of that series may accelerate the Maturity of all Debt Securities of that series. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under various circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. (Section 502) For information as to waiver of defaults, see "Meetings, Modifications and Waiver" below.

     No holder of any Debt Security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder will have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series will have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee will not have received from the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations generally do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal or interest on such Debt Security on or after the respective due dates expressed in such Debt Security.
(Section 508)

MEETINGS, MODIFICATION AND WAIVER

     Modifications and amendments of the indenture may be made by Albertson's and the trustee with the consent of the holders of not less than 66 2/3%in aggregate principal amount of the Outstanding Debt
Securities of each series


                                    14


affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby,


          o change the Stated Maturity of the principal of, or any installment of principal of or interest on any Debt Security,


          o reduce the principal amount or rate of interest on or any premium payable upon the redemption of any Debt Security,


          o reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof,

          o change the Place of Payment where, or the coin or currency in which, principal, premium, if any, or interest, if any, on any Debt Security is payable,

          o impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity or Redemption Date,

          o reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with various provisions of the indenture or for waiver of various defaults, or

          o modify any of the provisions set forth in this paragraph except to increase any such percentage or to provide that various other provisions of the indenture may not be modified or waived without the consent of the holder of each Outstanding Debt Security affected thereby. (Section 902)

     The holders of at least 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by Albertson's with various restrictive provisions of the indenture. (Section 1010) The holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive any past default under the indenture with respect to Debt Securities of that series, except a default


          o in the payment of principal of, any premium on or any interest on any Debt Security of such series, or

          o in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

     The indenture provides that in determining whether the holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of Debt Securities, the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof. (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Albertson's may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into Albertson's or convey, transfer or


                                    15


lease its properties and assets substantially as an entirety to Albertson's, without the consent of the holders of any of the Outstanding Debt Securities under the indenture. However, such consent will be required if:

          o the successor person fails to assume the obligations of Albertson's on the Debt Securities,

          o after giving effect to the transaction (treating any indebtedness which becomes an obligation of Albertson's or any Subsidiary as a result of such transaction as having been incurred by Albertson's or such Subsidiary at the time of such transaction), an Event of Default, or an event which, after notice or lapse of time, would become an Event of Default, will have occurred and be continuing, or

          o   various other conditions are not met. (Section 801)

DEFEASANCE AND COVENANT DEFEASANCE

     The indenture provides that, if such provision is made applicable to the Debt Securities of any series, Albertson's may elect:

          (1) to defease and be discharged from any and all obligations in respect of such Debt Securities except for various obligations to register the transfer or exchange of such Debt Securities, to replace temporary, destroyed, stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust (referred to as "Defeasance"), or

          (2) (a) to omit to comply with various restrictive covenants in Sections 1005 through 1009 of the indenture (including the covenants referred to above under "Certain Covenants of Albertson's"), and

              (b) to deem the occurrence of any event referred to in clauses (4) (with respect to Sections 1005 through 1009 inclusive),
        (5) or (7) under "Events of Default" above not to be or result in an Event of Default if, in each case with respect to the Outstanding Debt Securities of such series as provided in Section 1303 of the indenture on or after the date the conditions set forth in Section 1304 of the indenture are satisfied ( referred to as "Covenant Defeasance"), in either case upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the Debt Securities of such series on the respective Stated Maturities and any mandatory sinking fund payments or analogous payments on the days payable, in accordance with the terms of the indenture and the Debt Securities of such series. Such a trust may be established only if, among other things, Albertson's has delivered to the trustee an opinion of counsel to the effect that the holders of the Outstanding Debt Securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit, Defeasance or Covenant Defeasance and will be subject to federal income tax on the same amount, and in the same manner and at the same times as would have been the case if such deposit, Defeasance or Covenant Defeasance had not occurred. Such opinion, in the case of Defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. The prospectus supplement relating to a series of Debt Securities may further describe the provisions, if any, permitting such Defeasance or Covenant Defeasance with respect to such Debt Securities. (Article Thirteen)

     If Albertson's omits to comply with various covenants of the indenture with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity


                                    16


but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. Albertson's will, however, remain liable for such payments.

NOTICES

     Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they appear in the Debt Security Register. (Sections 101 and 106)

REPLACEMENT OF SECURITIES

     Albertson's will replace any mutilated Debt Security at the expense of the holder upon surrender of such Debt Security to the trustee. Albertson's will replace Debt Securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the Debt Security or evidence of the destruction, loss or theft of the Debt Security satisfactory to Albertson's and the trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the trustee and Albertson's may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued. (Section 306)

GOVERNING LAW

     The indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (Section
112)

REGARDING THE TRUSTEE

     The indenture contains various limitations on the right of the trustee, if it becomes a creditor of Albertson's, to obtain payment of claims in various cases or to realize for its own account on various property received in respect of any such claim as security or otherwise. (Section 613) The trustee will be permitted to engage in various other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities of any series for which the trustee serves as trustee, the trustee must eliminate such interest or resign. (Section 608) U.S. Bank Trust National Association currently provides various banking and financial services to Albertson's in the ordinary course of business and may provide such services in the future.

                            PLAN OF DISTRIBUTION

     Albertson's may sell any series of Debt Securities being offered hereby in one or more of the following ways from time to time:


          o to underwriters for resale to the public or to institutional investors, or


          o   directly or through agents to other purchasers.

     The accompanying prospectus supplement will set forth the terms of the offering of the Debt Securities, including the name or names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters, and the compensation, if any, of such underwriters or agents.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.


                                    17


     In connection with the sale of Debt Securities, underwriters or agents may receive compensation from Albertson's or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from Albertson's and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Any such underwriter or agent will be identified, and any such compensation received from Albertson's will be described, in the applicable prospectus supplement.

     Under agreements which may be entered into by Albertson's, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by Albertson's against various liabilities, including liabilities under the Securities Act of 1933.

     If so indicated in the applicable prospectus supplement, Albertson's will authorize underwriters or other persons acting as agents for Albertson's to solicit offers by various institutions to purchase Debt Securities from Albertson's pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Albertson's. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Debt Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Various of the underwriters who participate in the distribution of Debt Securities and their affiliates may perform various commercial banking and investment banking services for Albertson's from time to time in the ordinary course of business.

     The place and time of delivery for the Debt Securities in respect of which this prospectus is delivered are set forth in the applicable prospectus supplement.

     Unless otherwise indicated in the applicable prospectus supplement, each series of Debt Securities will be in a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom Debt Securities are sold by Albertson's for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

                               LEGAL OPINIONS

     Certain legal matters relating to the validity of the Debt Securities offered hereby will be passed upon for Albertson's by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                  EXPERTS

     The consolidated financial statements of Albertson's and its consolidated subsidiaries (except American Stores Company as of January 30, 1999 and for each of the two years in the period ended January 30, 1999) as of February 3, 2000 and January 28, 1999 and for each of the three years in the period ended February 3, 2000, incorporated by reference in this prospectus supplement from Albertson's Annual Report on Form 10-K filed on April 25, 2000, have been audited by Deloitte & Touche LLP as stated in their report, which is incorporated herein by reference.


                                    18


The consolidated financial statements of American Stores Company and subsidiaries (consolidated with those of Albertson's) not presented separately herein have been audited by Ernst & Young LLP as stated in their report, which is incorporated herein by reference. Such financial statements of Albertson's and its consolidated subsidiaries are incorporated by reference herein in reliance upon the respective reports of such firms upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.


                                    19


                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth expenses, other than the underwriting discounts and commissions, payable by Albertson's in connection with the issuance and distribution of the securities being registered. All amounts are estimates, except the SEC registration fee.



SEC registration fee....................... $     750,000
Legal fees and expenses....................        40,000
Accounting fees and expenses...............        40,000
Trustee's fees and expense.................        25,000
Rating agency fees          ...............       250,000
Miscellaneous fees and expenses............        45,000
                                            -------------
       Total............................... $   1,150,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the registrant (or was serving at the request of the registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the registrant, to the fullest extent authorized by the Delaware General Corporation Law or DGCL.

           The registrant is a Delaware corporation. Reference is made to
Section 145 of the DGCL, which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses that such officer or director actually and reasonably incurred.

           The registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the registrant will not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The DGCL permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting personal liability of directors of a corporation for monetary damages arising from breaches of fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit such personal liability (1) for breaches of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for the payment of unlawful dividends or


                                   II-1


unlawful stock purchases or redemptions or (4) for transactions in which the director received an improper personal benefit.

           The registrant is insured against various liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the registrant's expense, against certain liabilities which might arise out of their directorship or employment, respectively, and not subject to indemnification under the By-Laws.

           The foregoing summaries are subject to the complete text of the statute, the registrant's Restated Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

           (a)       Exhibits


NUMBER     Description
------     -----------

  1.1 Form of Underwriting Agreement with respect to each series of debt securities registered hereunder and issued pursuant hereto will be filed by the registrant as an exhibit to a Current Report on Form 8-K

  4.1 Indenture between Albertson's, Inc. and U.S. Bank Trust National Association, as trustee, as successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York (incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-3 No. 333-41793, filed on December 9, 1997)

  4.2 Form or forms of securities relating to each series of debt securities registered hereunder and issued pursuant hereto will be filed by the registrant as an exhibit to a Current Report on Form 8-K

  5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

  12.1     Statement of Computation of Ratio of Earnings to Fixed Charges

  23.1     Consent of Deloitte & Touche LLP

  23.2     Consent of Ernst & Young LLP

  23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (see Exhibit
           5.1)

  24.1     Power of Attorney (included on signature page)

  25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association

ITEM 17. UNDERTAKINGS

(a)        The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)       To include any prospectus required by
                               Section 10(a)(3) of the Securities Act of
                               1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus


                                   II-2


                               filed with the Commission pursuant to Rule
                               424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that the undertakings set forth in paragraphs
           (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
           Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)        The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


                                   II-3


           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   II-4


                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boise, state of Idaho on February 5, 2001.

                                         ALBERTSON'S, INC.



                                         By:  /s/ A. Craig Olson
                                              -----------------------------
                                                  A. Craig Olson
                                                  Executive Vice President and
                                                  Chief Financial Officer


                             POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints each of Thomas R. Saldin and A. Craig Olson his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign (1) any and all amendments (including post-effective amendments), supplements and additions to this registration statement and (2) any registration statement or post-effective amendment thereto to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file each of the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                       Title                           Date
    ---------                       -----                           ----

                             Chairman of the Board, Chief     February 5, 2001
 /s/ Gary G. Michael        Executive Officer and Director
--------------------------  (principal executive officer)
     Gary G. Michael

                             Executive Vice President and     February 5, 2001
 /s/ A. Craig Olson             Chief Financial Officer
--------------------------   (principal financial officer)
     A. Craig Olson

                               Senior Vice President          February 5, 2001
 /s/ Richard J. Navarro           and Controller
--------------------------  (principal accounting officer)
     Richard J. Navarro


                                   II-5


 /s/ A. Gary Ames                    Director                 February 5, 2001
--------------------------
     A. Gary Ames


 /s/ Cecil D. Andrus                 Director                 February 5, 2001
--------------------------
     Cecil D. Andrus


 /s/ Pamela G. Bailey                Director                 February 5, 2001
--------------------------
     Pamela G. Bailey


 /s/ Teresa Beck                     Director                 February 5, 2001
--------------------------
     Teresa Beck


/s/ Henry I. Bryant                  Director                 February 5, 2001
--------------------------
    Henry I. Bryant


/s/ Paul I. Corddry                  Director                 February 5, 2001
--------------------------
    Paul I. Corddry


/s/ John B. Fery                     Director                 February 5, 2001
--------------------------
    John B. Fery


/s/ Fernando R. Gumucio              Director                 February 5, 2001
--------------------------
    Fernando R. Gumucio


 /s/ Clark A. Johnson                Director                 February 5, 2001
--------------------------
     Clark A. Johnson


 /s/ Charles D. Lein                 Director                 February 5, 2001
--------------------------
     Charles D. Lein


                                   II-6


 /s/ Victor L. Lund                  Director                 February 5, 2001
--------------------------
     Victor L. Lund


 /s/ J.B. Scott                      Director                 February 5, 2001
--------------------------
     J.B. Scott


/s/ Arthur K. Smith                  Director                 February 5, 2001
--------------------------
    Arthur K. Smith


/s/ Thomas L. Stevens, Jr.           Director                 February 5, 2001
--------------------------
    Thomas L. Stevens, Jr.


/s/ Will M. Storey                   Director                 February 5, 2001
--------------------------
    Will M. Storey


/s/ Steven D. Symms                  Director                 February 5, 2001
--------------------------
    Steven D. Symms


/s/ Thomas J. Wilford                Director                 February 5, 2001
--------------------------
    Thomas J. Wilford


                                   II-7


                               EXHIBIT INDEX


NUMBER      Description
------      -----------

1.1 Form of Underwriting Agreement with respect to each series of debt securities registered hereunder and issued pursuant hereto will be filed by the registrant as an exhibit to a Current Report on Form 8-K

4.1 Indenture between Albertson's, Inc. and U.S. Bank Trust National Association, as trustee, as successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York (incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-3 No. 333-41793, filed on December 9, 1997)

4.2 Form or forms of securities relating to each series of debt securities registered hereunder and issued pursuant hereto will be filed by the registrant as an exhibit to a Current Report on Form 8-K

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

12.1       Statement of Computation of Ratio of Earnings to Fixed Charges

23.1       Consent of Deloitte & Touche LLP

23.2       Consent of Ernst & Young LLP

23.3       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (see Exhibit
           5.1)

24.1       Power of Attorney (included on signature page)

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association